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                                                                Exhibit 8.1

                             LIST OF SUBSIDIARIES

DIRECT SUBSIDIARIES                             COUNTRY OF FORMATION

Nera Broadband Satellite AS                        Norway
Nera Finans AS                                     Norway
Nera Networks AS                                   Norway
Nera Satcom AS                                     Norway
Nera Telecommunicaciones Latin-America SA          Venezuela
Nera Telecommunications Ltd.                       Singapore
Nera WBA AS                                        Norway
Nera WBA Satellite AS                              Norway

INDIRECT SUBSIDIARIES                              COUNTRY OF FORMATION

Beijing Nera Stentofon Comm. Co. Ltd.              China
Nera America Latina Ltda                           Brazil
Nera America Latina Ltda Sucursal Colombia         Colombia
Nera Americas Holding                              USA
Nera Americas Inc.                                 USA
Nera de Mexico SA de CV                            Mexico
Nera Electronics (S) Pte Ltd.                      Singapore
Nera GmbH                                          Germany
Nera (HK) Ltd.                                     Hong Kong
Nera (India) Ltd.                                  India
Nera Infocom (M) Sdh Bhd                           Malaysia
Nera (Malaysia) Sdn Bhd                            Malaysia
Nera Mechatronics AS                               Norway
Nera Networks Inc.                                 USA
Nera (Philippines) Inc.                            Philippines
Nera (Thailand) Ltd.                               Thailand
Nera Telecommunications Inc.                       USA
Nera Telecommunications (Taiwan) Co, Ltd.          Taiwan
PT Nera Indonesia                                  Indonesia